Exhibit 10.1
First Amendment
to the
Dionex Corporation
2003 Employee Stock Participation Plan
Whereas, Dionex Corporation (the “Company”) sponsors the Dionex Corporation 2003 Employee Stock Participation Plan (the “Plan”);
Whereas, the Board of Directors (the “Board”) of the Company approved the amendment of the Plan to conform the definition of “Corporate Transaction” to the definition contained in the Company’s 2004 Equity Incentive Plan for purposes of clarity and administrative convenience; and
Whereas, the officers of the Company have been directed by the Board to effect the amendment of the Plan.
Now Therefore, Section 2(g) of the Plan is hereby amended and restated, effective as of December 12, 2010, to read in its entirety as follows:
“(g) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;
(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.”
In Witness Whereof, this First Amendment to the Plan is executed this 12th day of December, 2010.

Dionex Corporation
By:	/s/ Frank Witney
Frank Witney
President and Chief Executive Officer